                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS
                  --------------------------------------------



We consent to the incorporation by reference in Registration Statement No. 33-68196 on Form S-8 dated September 1, 1993 and Registration Statement No. 333-63597 on Form S-8 dated September 17, 1998 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-K of Hickok Incorporated for the year ended September 30, 1999.


/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, Ltd.
Certified Public Accountants



December 21, 1999
Cleveland, Ohio

     The following pages contain the Consolidated Financial Statement Schedules as specified for Item 14(a)(2) of Part IV of Form 10-K.

           REPORT OF INDEPENDENT AUDITORS AS TO CONSOLIDATED SCHEDULES
           -----------------------------------------------------------


To the Shareholders and Board of Directors
Hickok Incorporated
Cleveland, Ohio

We have audited the consolidated financial statements of HICKOK INCORPORATED (the "Company") as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999, and have issued our report thereon dated November 19, 1999; such consolidated financial statements and report are included in Part II, Item 8 of this Form 10-K. Our audits also included the consolidated financial statement schedules ("schedules") of the Company listed in Item 14 (a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Meaden & Moore Ltd.
MEADEN & MOORE, Ltd.
Certified Public Accountants


December 21, 1999
Cleveland, Ohio

                               HICKOK INCORPORATED

                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS


          Col. A                            Col. B                     Col. C                    Col. D       Col. E
-------------------                      -----------     --------------------------------    -------------   ----------

                                                                      Additions
                                                         --------------------------------
                                          Balance at       Charged to         Charged to                       Balance
                                          Beginning        Costs and            Other                          at End
        Description                       of Period         Expenses           Accounts       Deductions     of Period
------------------------------           -----------     -------------      -------------   -------------    ----------
Deducted from Asset Accounts:
                                                                Year Ended September 30,1997
                                                                ----------------------------

  Reserve for doubtful accounts          $ 15,000        $ 19,941(1)        $ 2,258(2)      $ 22,199(3)      $ 15,000

  Reserve for inventory obsolescence     $ 75,825        $276,913           $     -         $274,149(5)      $ 78,589

  Reserve for warranty claim(4)          $      -        $      -           $     -         $      -         $      -

                                                                Year Ended September 30,1998
                                                                ----------------------------

  Reserve for doubtful accounts          $ 15,000        $ 25,647(1)        $    55(2)      $ 20,702(3)      $ 20,000

  Reserve for inventory obsolescence     $ 78,589        $377,743           $     -         $344,310(5)      $112,022

  Reserve for warranty claim(4)          $      -        $      -           $     -         $      -         $      -

                                                                Year Ended September 30,1999
                                                                ----------------------------

  Reserve for doubtful accounts          $ 20,000        $ 56,243(1)        $20,361(2)      $ 26,604(3)      $ 70,000

  Reserve for inventory obsolescence     $112,022        $ 247,250          $     -         $147,272(5)      $212,000

  Reserve for warranty claim             $      -        $       -          $     -         $      -         $      -


(1)  Classified as bad debt expense.
(2)  Recoveries on accounts charged off in prior years.
(3)  Accounts charged off during year as uncollectible.
(4) Reserve classified as an offset to a certificate of deposit of $142,995 in current assets which collateralized a related bank guaranteed letter of credit which expired in February 1998.
(5)  Inventory charged off during the year as obsolete.

                               HICKOK INCORPORATED

                       SCHEDULE IX - SHORT-TERM BORROWINGS


        Col. A                     Col. B         Col. C       Col. D          Col. E           Col. F
----------------                 ----------      --------   --------------  --------------  ----------------
                                                 Weighted   Maximum Amount  Average Amount  Weighted Average
                                 Balance at      Average     Outstanding     Outstanding      Interest Rate
 Category of Aggregate             End of        Interest    During the      During the         During the
 Short-term Borrowings             Period          Rate        Period          Period           Period(3)
-----------------------------    ----------      --------   --------------  --------------  ----------------
                                                   Year Ended September 30, 1997
                                                   -----------------------------

   Note Payable to Bank(1)         $      -       8.25%     $1,205,000     $ 8,260(2)             4.62%


                                                   Year Ended September 30, 1998
                                                   -----------------------------

   Note Payable to Bank(1)         $      -       8.50%     $  350,000     $14,205(2)             9.30%


                                                   Year Ended September 30, 1999
                                                   -----------------------------

   Note Payable to Bank(1)         $100,000       7.88%     $  637,000     $55,836(2)             7.99%


(1) Note payable to bank represents borrowings under a revolving credit facility which expires February 28, 2000.

(2) The average amount outstanding during the period was computed by dividing the total of daily outstanding principal balances by 365.

(3) The weighted average interest rate during the period was computed by dividing the actual interest by the average short-term debt outstanding.